Exhibit 3.1

THIRD AMENDED AND RESTATED TRUST AGREEMENT

OF

COMPASS DIVERSIFIED HOLDINGS

AMONG

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

as Sponsor,

BNY MELLON TRUST OF DELAWARE

as Delaware Trustee,

AND

THE REGULAR TRUSTEES NAMED HEREIN,

Dated as of August 3, 2021

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TABLE OF CONTENTS

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THIRD AMENDED AND RESTATED TRUST AGREEMENT, dated as of August 3, 2021 (as amended, revised, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among COMPASS GROUP DIVERSIFIED HOLDINGS LLC, a Delaware limited liability company (the “Sponsor”), BNY MELLON TRUST OF DELAWARE, a Delaware banking corporation, as Delaware trustee (in such capacity, the “Delaware Trustee”), and MR. ELIAS J. SABO and MR. RYAN J. FAULKINGHAM, as the regular trustees (each a “Regular Trustee,” together “Regular Trustees” and, collectively with the Delaware Trustee, the “Trustees”).

The Sponsor and the Trustees hereby agree as follows:

WHEREAS, the Sponsor and the Trustees (or such Trustees’ predecessors) heretofore duly declared and established Compass Diversified Holdings (the “Trust”), a statutory trust under the Delaware Statutory Trust Act, by entering into a trust agreement dated as of November 18, 2005 (the “Original Agreement”), and by executing and filing of a Certificate of Trust with the Secretary of State of the State of Delaware on November 18, 2005, for the purpose of owning the Sponsor Interests (as defined herein) and issuing Shares (as defined herein) of the Trust, in one or more series, each Share representing an undivided beneficial interest in the Trust Property;

WHEREAS, the Original Agreement was amended and restated by that certain Amended and Restated Trust Agreement dated April 25, 2006, which Amended and Restated Trust Agreement was amended by the First Amendment that was effective as of April 25, 2006, the Second Amendment that was effective as of September 14, 2007, the Third Amendment that was effective as of January 1, 2007 and the Fourth Amendment that was effective as of November 1, 2010 (as amended, the “Amended and Restated Agreement”);

WHEREAS, the Amended and Restated Agreement was amended and restated by that certain Second Amended and Restated Trust Agreement dated December 6, 2016 to provide for, among other things, the authorization and issuance of one or more classes or series of Preferred Shares (the “Second Amended and Restated Agreement”);

WHEREAS, the Sponsor and the Regular Trustees desire to amend the Second Amended and Restated Agreement to, among other things, reflect the Sponsor’s ability to elect, pursuant to the Treasury Regulations, for the Trust to be treated as a corporation for U.S. federal income tax purposes and allow for the Trust to file an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes (the “Check-the-Box Election”);

WHEREAS, the Sponsor (and the Board of Directors of the Sponsor) have determined that the Second Amended and Restated Agreement should be amended and restated as provided herein pursuant to Section 10.2 hereof, have determined that the adoption of this Agreement is in the best interests of the Trust and its Shareholders and have declared such amendments to be advisable;

WHEREAS, the holders of a majority of the Outstanding Voting Shares (as defined in the Second Amended and Restated Agreement) present in person or represented by proxy at a meeting of the Shareholders (as defined in the Second Amended and Restated Agreement) entitled to vote have affirmatively voted to approve the amendments to the Second Amended and Restated Agreement reflected herein requiring such Shareholder approval; and

WHEREAS, none of the amendments to the Second Amended and Restated Agreement contained herein alter the rights, powers or immunities of the Delaware Trustee.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Second Amended and Restated Agreement is hereby amended and restated so as to read in its entirety as follows:

ARTICLE I

DEFINED TERMS

Section 1.1    Interpretations; Definitions

(a)    Interpretations. For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Section 1.1 have the meanings assigned to them in this Section, and include the plural as well as the singular;

(ii)    unless the context otherwise requires, any reference to an “Article,” “Section” or an “Exhibit” refers to an Article, Section or an Exhibit, as the case may be, of this Agreement;

(iii)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(iv)    the term “including” is not limiting and means “including but not limited to”.

(b)    Definitions.

“1933 Act Registration Statement” has the meaning set forth in Section 2.9 hereof.

“1934 Act Registration Statement” has the meaning set forth in Section 2.9 hereof.

“1940 Act” means the Investment Company Act of 1940, as amended.

“462(b) Registration Statement” has the meaning set forth in Section 2.9 hereof.

“Acquirer” has the meaning set forth in Section 9.3 hereof.

“Acquisition Exchange” has the meaning set forth in Section 9.3 hereof.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general members or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocation Interests” has the meaning set forth in the Sponsor Agreement.

“Amended and Restated Agreement” has the meaning set forth in the recitals to this Agreement.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the Rules and Regulations promulgated under the Exchange Act.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Board of Directors” means the Board of Directors of the Sponsor or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the matter in question or bind the Sponsor as to the matter in question.

“Business Combination” means:

(i)    any merger or consolidation of the Trust with (A) an Interested Shareholder, or (B) any other Person (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(ii)    any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of any property or assets of the Trust having an aggregate Fair Market Value as of the date of consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date;

(iii)    the issuance or transfer by the Trust, the Sponsor or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Trust to, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the date of consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date; or

(iv)    any spin-off or split-up of any kind of the Trust thereof proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

(v)    any reclassification of the Shares (including any reverse split of Shares) or recapitalization of the Trust or any merger or consolidation of the Trust with the Sponsor or any Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), that has the effect, directly or indirectly, of increasing the proportionate share of Outstanding Shares which is beneficially owned by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

(vi)    any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (iv) above.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Chairman” has the meaning set forth in the Sponsor Agreement.

“Check-the-Box Election” has the meaning set forth in the recitals to this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

“Common Shares” means any Shares that are not Preferred Shares.

“Commission” means the U.S. Securities and Exchange Commission.

“Continuing Director” means (i) any director of the Sponsor who (A) is neither the Interested Shareholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or a relative of any of the foregoing, and (B) was a director of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Corresponding Shares” has the meaning set forth in Section 2.3(b) hereof.

“Delaware Statutory Trust Act” means chapter 38 of title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time.

“Delaware Trustee” means the Person identified as the “Delaware Trustee” in the preamble to this Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

“Distributions” means amounts payable in respect of the Shares as provided in Section 3.1 hereof.

“Early Termination Event” has the meaning set forth in Section 9.4 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date:

(i)    in the case of Shares, the average of the closing sale prices for such Shares during the ten (10) Business Days immediately preceding such date:

(A)	as reported for composite transactions by the New York Stock Exchange;

(B)	if such Shares are not so reported by the New York Stock Exchange, the price of Shares as reported, quoted or listed on any other principal U.S. national or regional securities exchange;

(C)

if such equity securities are not so reported, quoted or listed, the last quoted bid price for Shares in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

(ii)    if Shares are not so reported, quoted or listed, or in the case of any other Property, the fair market value of such Shares or such Property on the date in question as determined by a majority of the Board of Directors in good faith; provided, that if the holder of the Allocation Interests in the Sponsor shall dispute any such determination of fair market value by the Board of Directors, fair market value shall be determined by the investment banking or professional valuation firm selected by the Board of Directors from among no fewer than three qualified candidates provided by the holder of the Allocation Interests in the Sponsor.

“Fiscal Quarter” means the Sponsor’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Future Investments” means contractual commitments to invest represented by definitive agreements.

“Indemnified Person” has the meaning set forth in Section 8.4 hereof.

“Interested Shareholder” means, as of any date, any Person (other than the Manager and the holder of the Allocation Interests in the Sponsor and their respective Affiliates, the Trust, the Sponsor or any Subsidiary of the Sponsor, any employee benefit plan maintained by the Sponsor or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)    is, or was at any time within the three-year period immediately prior to such date, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Voting Shares and who did not become the Beneficial Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

(ii)    is an assignee of, or has otherwise succeeded to, any Outstanding Voting Shares of which an Interested Shareholder was the Beneficial Owner at any time within the three-year period immediately prior to such date, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

For the purpose of determining whether a Person is an Interested Shareholder, the Shares that may be issuable or exchangeable by the Trust to the Interested Shareholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other Shares that may be issuable or exchangeable by the Trust pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Shareholder.

“Managed Subsidiary” or “Managed Subsidiaries” means any Subsidiary of the Sponsor.

“Management Services Agreement” means the Management Services Agreement, entered into by and among the Manager, the Sponsor and other parties thereto, dated as of April 25, 2006, as amended prior to the date hereof and as may be further amended, revised, supplemented or otherwise modified from time to time.

“Manager” means Compass Group Management LLC, and any successor thereto, in its capacity as manager under the Management Services Agreement.

“Market Value” means, as of any date, the product of (i) the average number of Outstanding Shares, other than treasury Shares, during the last fifteen (15) Business Days of the most recently completed Fiscal Quarter as of such date, multiplied by (ii) the volume weighted average trading price per Share, as determined by reference to the relevant securities exchange identified in clause (i) of the definition of Fair Market Value, over such fifteen (15) Business Days.

“Net Investment Value” means, as of any date, the sum of:

(i)    the Market Value as of such date; plus

(ii)    the amount of any borrowings (other than intercompany borrowings) of the Sponsor and its Managed Subsidiaries (but not including borrowings on behalf of any Subsidiary of the Managed Subsidiaries) as of such date; plus

(iii)    the value of Future Investments of the Sponsor and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors, as of such date; provided, that such Future Investments have not been outstanding for more than two consecutive full Fiscal Quarters as of such date; less

(iv)    the aggregate amount held by the Sponsor and its Managed Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of a Managed Subsidiary) as of such date.

“New York Stock Exchange” means the New York Stock Exchange or any successor thereto.

“Original Agreement” has the meaning set forth in the recitals to this Agreement.

“Outstanding Shares” means, as of any date, all Shares theretofore executed and delivered, including in electronic form, under this Agreement, except:

(i)    Shares theretofore canceled or delivered for cancellation; and

(ii)    Shares delivered in exchange for or in lieu of which other Shares have been executed and delivered pursuant to Section 4.4.

“Outstanding Voting Shares” means all Outstanding Shares with respect to which the holder thereof is, pursuant to this Agreement or the applicable Share Designation, entitled to vote on matters submitted for consent or approval of Shareholders under this Agreement.

“Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity as well as any syndicate or group deemed to be a person under Section l4(d)(2) of the Exchange Act.

“Preferred Shares” means a class or series of beneficial interests in the Trust that entitles the Person in whose name such beneficial interests are registered on the books that the Sponsor has caused to be kept as of the opening of business on a particular Business Day to a preference or priority over the holders of any other class or series of beneficial interests in the Trust in (i) the right to share in distributions, and/or (ii) rights upon dissolution or liquidation of the Trust.

“Property” means all real and personal property acquired by the Trust, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Proposing Shareholder” has the meaning set forth in Section 5.8(a) hereof.

“Registration Statements” has the meaning set forth in Section 2.9 hereof.

“Regular Trustee” means the Persons identified as the “Regular Trustee” in the preamble to this Agreement, each solely in his own capacity as Regular Trustee of the Trust and not in his own individual capacity, or such Regular Trustee’s successor in interest in such capacity, or any successor in interest in such capacity, or any successor Regular Trustee appointed as herein provided.

“Relevant Trustee” has the meaning set forth in Section 8.6(a) hereof.

“Rules and Regulations” means the rules and regulations promulgated under the Exchange Act or the Securities Act.

“Second Amended and Restated Agreement” has the meaning set forth in the recitals to this Agreement.

“Secretary” has the meaning set forth in the Sponsor Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Certificate” means, with respect to Common Shares, a certificate evidencing ownership thereof substantially in the form attached as Exhibit A to the Amended and Restated Agreement or Second Amended and Restated Agreement or substantially in the form attached hereto as Exhibit A and, with respect to Preferred Shares, such certificates, if any, as specified in the applicable Share Designation.

“Share Designation” has the meaning assigned to such term in Section 2.4(b). Any Share Designation shall constitute part of this Agreement.

“Share Register” has the meaning set forth in Section 4.2.

“Shareholder” means a Person in whose name a Share Certificate representing a Share is registered or a Person in whose name a book-entry position is maintained, such Person being a “beneficial owner” of the Trust within the meaning of the Delaware Statutory Trust Act.

“Shareholder Section 5.8 Director Nomination Notice” has the meaning set forth in Section 5.8(a).

“Shareholder Section 5.8 Other Business Notice” has the meaning set forth in Section 5.8(a).

“Shares” means the shares of the Trust, each representing one undivided beneficial interest issued by the Trust corresponding to one underlying Sponsor Interest held by the Trust. Shares may be Common Shares or Preferred Shares, and may be issued in one or more series or, in the case of Preferred Shares, classes.

“Sponsor” has the meaning set forth in the preamble to this Agreement.

“Sponsor Agreement” means the Sixth Amended and Restated Operating Agreement of the Sponsor, dated as of the date hereof and entered into by and between the Trust and holder of the Allocation Interests in the Sponsor, as may be amended, revised, supplemented or otherwise modified from time to time.

“Sponsor Interest” means the Trust Interests.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Person.

“Transfer Agent” means, with respect to the Shares and the Sponsor Interests, Broadridge Corporate Issuer Solutions, Inc. or any successor(s) thereto.

“Trust” has the meaning set forth in the recitals hereof and which is continued hereby and identified on the cover page of this Agreement.

“Trust Interests” has the meaning set forth in the Sponsor Agreement.

“Trust Property” means the Sponsor Interests owned by the Trust including any distribution thereon, or any other property or assets relating thereto.

“Trust’s Notice” has the meaning set forth in Section 5.4 hereof.

“Trustees” has the meaning set forth in the preamble to this Agreement.

“Voluntary Exchange” has the meaning set forth in Section 9.2 hereof.

“Voting Commitment” has the meaning set forth in Section 5.8(a)(ii) hereof.

ARTICLE II

ESTABLISHMENT OF THE TRUST

Section 2.1	Name

(a)    The name of the Trust shall continue to be Compass Diversified Holdings and all business of the Trust shall be conducted in such name; provided, however, that the Sponsor, acting through the Board of Directors, may change the name of the Trust upon ten (10) Business Days’ written notice to the Shareholders and the Trustees, which name change shall be effective upon the filing by the Regular Trustees of a certificate of amendment or a restated certificate pursuant to Section 3810 of the Delaware Statutory Trust Act.

(b)    The Regular Trustees shall take all action and do all things necessary to give effect to the requirements of Section 9.6 of the Management Services Agreement.

Section 2.2	Office of the Delaware Trustee; Principal Place of Business

The address of the Delaware Trustee in the State of Delaware is 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809 or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Shareholders and the Sponsor. The principal executive offices of the Trust are 301 Riverside Avenue, Second Floor, Westport, CT 06880. The Sponsor, acting through the Board of Directors, may change the principal executive offices of the Trust to any other place within or without the State of Delaware upon written notice to the Trustees.

Section 2.3	Trust to Be Sole Owner of Sponsor Interests

(a)    The Sponsor shall issue Sponsor Interests to the Trust and simultaneously therewith the Trust shall issue Corresponding Shares in accordance with the requirements of

Section 2.3(b). Subject to Sections 9.2 and 9.3, it is intended that the Trust shall be the sole holder and owner of one hundred percent (100%) of the Sponsor Interests, and the Sponsor shall not issue, sell, or otherwise transfer any of its Sponsor Interests to any Person other than the Trust. Subject to Sections 9.2 and 9.3, the Trust shall not sell, lease, exchange, mortgage, pledge or otherwise transfer any of its Sponsor Interests to any other Person.

(b)    At all times, the Trust shall have outstanding the identical number of Shares as the number of Sponsor Interests that have been issued and are outstanding, which Shares shall be of the same class and series (“Corresponding Shares”) as the corresponding Sponsor Interests. At all times, the Trust shall be the sole owner of the Trust Property and shall only own the Trust Property.

Section 2.4	Authorized Shares

(a)    The Trust shall be authorized to issue (i) one class of Common Shares (in one or more series) in an aggregate amount of up to five hundred million (500,000,000) of such Shares and (ii) up to fifty million (50,000,000) million Preferred Shares (in one or more classes or series). The Trust is prohibited from issuing any other class of equity securities, any debt securities or any derivative securities. Subject to any applicable Share Designation, the aggregate number of Shares that are authorized may be increased from time to time by an amendment of this Agreement upon the adoption of a resolution by the affirmative vote of at least a majority of the Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of a majority of the then Outstanding Voting Shares present in person or represented by proxy at a meeting of the Shareholders.

(b)    Preferred Shares

(i)    Without the consent or approval of any Shareholders, Preferred Shares may be issued by the Trust in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing class or series of Shares) as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a “Share Designation”), including (i) the right to share in distributions, the dates distributions will be payable and whether distributions with respect to such series or class will be cumulative or non-cumulative; (ii) rights upon dissolution and liquidation of the Trust; (iii) whether, and the terms and conditions upon which, the Trust may redeem such Preferred Shares; (iv) whether such Preferred Shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or period during which, such Preferred Shares will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange may be made; (v) the terms and conditions upon which such Preferred Shares will be issued, evidenced by certificates and assigned or transferred; (vi) the terms and amounts of any sinking fund provided for the purchase or redemption of such Preferred Shares of the class or series; (vii) whether there will be restrictions on the issuance of Preferred Shares of the same class or series or any other class or series; and (viii) the right, if any, of the holder of each such Preferred Share to vote on Trust matters, including matters relating to the relative rights, preferences and privileges of such Preferred Shares. A Share Designation (or any resolution of the Board of Directors amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Sponsor for inclusion among the books and records of the Sponsor, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board of Directors may at any time increase or decrease the amount of Preferred Shares of any class or series, but not below the number of Preferred Shares of such class or series that are then Outstanding Shares.

(ii)    Notwithstanding anything to the contrary in this Agreement, including in Section 10.2 hereof, the Board of Directors may, without the consent or approval of any Shareholders, amend this Agreement (including any Share Designation) and make any filings under the Delaware Statutory Trust Act or otherwise to the extent the Board of Directors determines that it is necessary or desirable in order to effectuate any issuance of Preferred Shares pursuant to this Article 2. The terms of any Share Designation adopted hereunder may amend the provisions of this Agreement or any other Share Designation.

(iii)    The Board of Directors may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more classes or series.

Section 2.5	Shareholders to be Bound

Every Shareholder, by holding and receiving a Share, or otherwise becoming a “beneficial owner” (within the meaning of the Delaware Statutory Trust Act) of, the Trust, agrees with the Trust to be bound by the terms of this Agreement and any applicable Share Designation.

Section 2.6	Issuance of Additional Shares

The Sponsor shall have authority, without the consent or approval of any Shareholder or any other Person, to authorize the issuance, from time to time, of authorized but unissued Corresponding Shares and cause the Trust to issue such additional Corresponding Shares in exchange for and upon receipt of an equal number of Sponsor Interests. Unless issued in electronic book-entry form, upon the issuance of such additional Corresponding Shares, one of the Regular Trustees shall, subject to any applicable Share Designation, execute in accordance with Section 4.2 one or more Share Certificates in certificated, fully registered form and shall deliver such Share Certificates to the Transfer Agent. The Trust may issue the Shares in any manner, subject to this Agreement, any applicable Share Designation and applicable law, that the Sponsor, acting through its Board of Directors, in its sole discretion, deems appropriate and advisable.

Section 2.7	Repurchase of Outstanding Shares at Direction of the Sponsor

(a)    From time to time and at the direction of the Sponsor, acting through the Board of Directors, the Trust shall conduct a capital reduction, including the repurchase of any number of outstanding Corresponding Shares, on similar terms to the capital reduction simultaneously conducted by the Sponsor with respect to the Sponsor Interests and shall ensure that an identical number of each class and series of Sponsor Interests and Shares are issued and outstanding at any one time.

(b)    Any Shares tendered and repurchased by the Trust in accordance with this Section 2.7 shall not be deemed canceled pursuant to Section 3818 of the Delaware Statutory Trust Act but instead, shall be deemed to be authorized and issued, but not Outstanding Shares, and may subsequently be sold or transferred for due consideration.

Section 2.8	Agreement of Trust

The purposes of the Trust are to (i) issue Shares of beneficial interest in Trust Property, each Share corresponding to one Sponsor Interest held by the Trust, (ii) own the Sponsor Interests and (iii) engage in such other activities as are necessary, convenient or incidental hereto. Each Shareholder registered on the books of the Trust shall be a “beneficial owner” within the meaning of the Delaware Statutory Trust Act. It is intended that the Trust be treated as a partnership for U.S. federal income tax purposes for periods prior to the effective date of the Check-the-Box Election, and it is intended that the Trust be treated as an association taxable as a corporation for periods beginning on and after the effective date of the Check-the-Box Election. Subject to Article IX, the Trustees are not authorized to sell, exchange, convey, pledge, encumber, or otherwise transfer, assign or dispose of the Sponsor Interests held by the Trust nor invest or reinvest the assets of the Trust. There shall be no implied duties or obligations of the Trustees hereunder. Any action by the Trustees in accordance with their respective powers shall constitute the act of and serve to bind the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Sponsor, Manager, the Board of Directors or the Regular Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware that the Delaware Trustee is required to execute hereunder or under Section 3811 of the Delaware Statutory Trust Act and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be liable for the acts or omissions of the Trust, the Sponsor, the Regular Trustees, the Manager or the Board of Directors.

Section 2.9	Authorization to Enter into Certain Transactions

(a)    The Sponsor is hereby authorized and directed, as an agent on behalf of the Trust, to engage in the following activities:

(i)    to prepare and file with the Commission and execute, in each case on behalf of the Trust, (a) any registration statement from time to time on Form S-1 or any applicable form at such time, as applicable (a “1933 Act Registration Statement”), including any pre-effective or post-effective amendments thereto, including any preliminary prospectus, prospectus, prospectus supplement, free writing prospectus or pricing supplement relating thereto, relating to the registration of any Shares under the Securities Act, (b) any registration statement filed, from time to time, pursuant to Rule

462(b) under the Securities Act (the “462(b) Registration Statement” and, together with the 1933 Act Registration Statement, the “Registration Statements”), including any amendments thereto, relating to the registration of any Shares under the Securities Act and (c) as applicable, a registration statement on Form 8-A (a “1934 Act Registration Statement”), including any pre-effective or post-effective amendments thereto, relating to the registration of any Shares under Section 12(b) or (g) of the Exchange Act;

(ii)    to prepare and file with the New York Stock Exchange and/or any other securities exchange and execute, in each case on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Shares to be listed or quoted on the New York Stock Exchange and/or any other securities exchange;

(iii)    to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers, applications, filings and other documents as shall be necessary or desirable to register the Shares under the securities or “blue sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable;

(iv)    to select underwriters or other purchasing or placement agents relating to the public offering or any issuance of any Shares pursuant to any Registration Statements;

(v)    to negotiate the terms and conditions of, and execute on behalf of the Trust, any underwriting agreements or other purchase or placement agreements or other agreements relating to the public or private offering of any Shares in exchange for Sponsor Interests, including, without limitation, agreements relating to the registration of such Shares;

(vi)    to execute and deliver, in each case on behalf of the Trust, such certifications or reports required by the Sarbanes-Oxley Act of 2002 from time to time as may be necessary or proper to the conduct of the business of the Trust;

(vii)    to pay any filing, application or other fees associated with any of the foregoing actions, including those to the Commission, the National Association of Securities Dealers, any securities exchange, any agents or any other Person;

(viii)    to select a transfer agent, including the Transfer Agent, and negotiate the terms and conditions of, and execute on behalf of the Trust, a transfer agent agreement; and

(ix)    to select a custodian as holder of any Trust Property and negotiate the terms and conditions of, and execute on behalf of the Trust, a custodian agreement;

(x)    to negotiate the terms and conditions of, and execute on behalf of the Trust, from time to time a depositary share agreement, or any replacement thereof, with a nationally recognized bank with combined capital and surplus of $50 million or more for the purpose of establishing a depositary share program for the Shares of the Trust and to engage such nationally recognized bank as agent with respect thereto;

(xi)    to negotiate the terms and conditions of, and execute on behalf of the Trust, such agreements, documents and certificates, and to do such other acts and things as the Sponsor may deem to be necessary or advisable in order to (w) give effect to any of the foregoing, (x) in connection with the public offering or any future issuance of the Shares, (y) carry out the purpose and intent of the Trust or (z) to comply or give effect to any terms or provisions of this Agreement.

(b)    It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i) - (xi) above, (A) any Regular Trustee or the Sponsor singly be, and hereby is, authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required or be deemed necessary to join in any such filing or action or execute on behalf of the Trust any such document or to take any such action.

Section 2.10	Title to Trust Property

Legal title to all Trust Property shall be vested at all times in the Trust and shall be held and administered by the Regular Trustees for the benefit of the Trust and the Shareholders in accordance with this Agreement. No Shareholder shall have legal title to any part of the Trust Property, but shall have an undivided beneficial interest in the Trust Property.

Section 2.11	Tax Matters.

(a)    The Sponsor, acting through the Board of Directors, consistent with the terms and provisions of this Agreement, (i) may, at such time as it may determine, cause, or cause the Regular Trustees to cause, the Trust to file a Check-the-Box Election pursuant to Treasury Regulations § 301.7701-3 et seq., and thereafter, (ii) shall maintain the Trust’s status as an association taxable as a corporation.

(b)    After the effective date of the Check-the-Box Election, for federal, state, local and foreign income tax purposes, the Trust shall be treated as an association taxable as a corporation, except to the extent that any state, local or foreign jurisdiction prescribes a different treatment.

(c)    The Regular Trustees shall prepare (or cause to be prepared), at the Trust’s expense, and file or provide (or cause to be filed or provided) all U.S. federal, state and local tax and information returns and reports required to be filed with taxing authorities or provided to Shareholders by or in respect of the Trust.

(d)    The Regular Trustees may, upon approval of the Board of Directors but without any further consent of the Shareholders being required (except as specifically required herein), make any and all elections for U.S. federal, state, local and foreign tax purposes including, without limitation, any election, if permitted by applicable law: (x) to treat the Trust as an association taxable as a corporation; (y) to extend the statute of limitations for assessment of tax deficiencies against the Shareholders with respect to adjustments to the Trust’s U.S. federal, state, local or foreign tax returns; and (z) to make all decisions and elections which in their sole discretion will allocate audit adjustments among the Shareholders in an equitable and practicable manner, including the payment and/or allocation of taxes resulting from such audit adjustments. Ryan J. Faulkingham is specifically authorized to act as the “tax matters partner” (as defined in

Code Section 6231(a)(7) prior to amendment by the Bipartisan Budget Act of 2015) and as “partnership representative” (as referenced in Code Section 6223(a) following amendment by the Bipartisan Budget Act of 2015) under the Code and in any similar capacity under state or local law.

(e)    The Regular Trustees shall comply in all material respects with U.S. federal, state and local withholding and backup withholding tax laws and information reporting requirements with respect to any Distributions to Shareholders upon the Shares. To the extent that the Trust is required to withhold and pay over any amounts to any authority with respect to Distributions to any Shareholder, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Shareholder. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable taxing jurisdiction.

ARTICLE III

DISTRIBUTIONS

Section 3.1	Distributions

The Regular Trustees shall pay Distributions to the applicable Shareholders, or cause the payment of Distributions to the applicable Shareholders, in amounts determined by the Sponsor, out of the distributions received by the Trust with respect to the Sponsor Interests from the Sponsor within five (5) Business Days of receipt thereof. Such Distributions shall be paid to Shareholders appearing on the Share Register for the Outstanding Shares who are Shareholders as of the record date established by the Sponsor for the payment of distributions on the Sponsor Interests. Distributions made by the Sponsor in respect Sponsor Interests shall be distributed to Shareholders of the Corresponding Shares to the extent determined by the Sponsor.

Section 3.2	Payment Procedures

Payments of Distributions in respect of the Shares shall be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear on the Share Register, or (ii) wire transfer of immediately available funds to an account maintained by the Person entitled thereto as specified in the Share Register.

Section 3.3	Actions for Partnership Tax Periods

Any action taken by the Trust (a) before the effective date of the Check-the-Box Election or (b) on or after the date of this Agreement relating to tax matters (including allocations of income, gain, loss, deductions or credits) for a period that the Trust was treated as a partnership for federal income tax purposes shall be governed by the relevant provisions of the Second Amended and Restated Agreement, including Exhibit B thereof, and any Share Designation as in effect immediately prior to the effectiveness of this Agreement.

ARTICLE IV

SHARE CERTIFICATES

Section 4.1	Share Certificates

The Shares shall be issued in electronic book-entry form or shall, subject to any applicable Share Designation, be evidenced by Share Certificates. Each Share Certificate shall bear a serial number, shall exhibit the Shareholder’s name and the number of Shares evidenced thereby and shall be executed on behalf of the Trust by manual or facsimile signature of one of the Regular Trustees. Share Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Share Certificates or did not hold such offices at the date of delivery of such Share Certificates. A transferee of a Share Certificate shall become a Shareholder, and shall, subject to any applicable Share Designation, be entitled to the rights and subject to the obligations of a Shareholder hereunder, upon due registration of such Share Certificate in such transferee’s name pursuant to Section 4.3.

Section 4.2	Share Register

The Sponsor shall retain the Transfer Agent to keep a register or registers (herein referred to as the “Share Register”) in which shall be recorded the name and address of each Person owning the Outstanding Shares as maintained by the Transfer Agent electronically with respect to any Shares issued in book-entry form or as otherwise evidenced by each Share Certificate evidencing Shares issued by the Trust, the number of Shares evidenced by each such Share Certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the Person or entity in whose name Shares stand on the Share Register of the Trust shall be deemed the Beneficial Owner and Shareholder of record thereof for all purposes.

Section 4.3	Transfer of Shares

Registration of transfers of Shares shall be made only in the Share Register of the Trust upon request of the registered Shareholder of such Shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent, and upon the surrender of the Share Certificate or Share Certificates or the corresponding book-entry position evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of authenticity of signatures as the Transfer Agent may reasonably require, or as properly presented for transfer by a depositary or clearing agent with respect to any book-entry position of Shares. All Share Certificates surrendered for transfer shall be canceled before new Share Certificates for the transferred Shares shall be issued. Upon surrender for registration of transfer, and cancellation, of any Share Certificate, one of the Regular Trustees shall execute in the name of the designated transferee or transferees, one or more new Share Certificates.

Section 4.4	Mutilated, Lost, Destroyed or Stolen Share Certificates

Each Shareholder of record of Shares shall promptly notify the Trust of any mutilation, loss or destruction of any Share Certificate of which such Shareholder is the recordholder. The Sponsor may, in its discretion, cause the Transfer Agent to issue a new Share Certificate in place of any Share Certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon surrender of the mutilated Share Certificate or, in the case of loss, theft or destruction of the Share Certificate, upon satisfactory proof of such loss, theft or destruction, and the Sponsor may, in its discretion, require the Shareholder of record of the Shares evidenced by the lost, stolen or destroyed Share Certificate, or his legal representative, to give the Transfer Agent a bond sufficient to indemnify the Transfer Agent against any claim made against it on account of the alleged loss, theft or destruction of any such Share Certificate or the issuance of such new Share Certificate.

Section 4.5	Rights of Shareholders

The legal title to the Trust Property is vested exclusively in the Trust in accordance with Section 2.10, and the Shareholders shall not have any right or title therein other than the undivided beneficial interest in the Trust Property conferred by their Shares and they shall have no right to call for any partition or division of Property, profits or rights of the Trust except as described below or in the applicable Share Designation. The Shares shall be personal property giving only the rights specifically set forth therein and in this Agreement. Subject to any applicable Share Designation, the Shares shall have no preemptive or similar rights and, when issued and delivered to Shareholders against payment of the purchase price therefor and otherwise in accordance with this Agreement, shall be deemed validly issued, fully paid and nonassessable undivided beneficial interests in Trust Property. Shareholders, in their capacities as such, shall be entitled to the benefits provided in this Agreement and to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE V

MEETINGS; VOTING

Section 5.1	Annual Meetings of Shareholders

The annual meeting of Shareholders to direct the voting of the Trust, as a member of the Sponsor, shall be called by the Sponsor, pursuant to the Sponsor Agreement, and held at such date, at such time and at such place (if any) within or without the State of Delaware as may be designated by resolution adopted by a majority of the Board of Directors. Any other business may be transacted at the annual meeting; provided, that it is properly brought before the meeting.

Section 5.2	Special Meetings of Shareholders

Special meetings of Shareholders shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of Shareholders may be called at any time only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. Business transacted at any special meeting of Shareholders shall be limited to the purpose stated in the notice relating thereto.

Section 5.3	Place of Meeting

The Board of Directors may designate the place (if any) of meeting for any meeting of Shareholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Sponsor. In lieu of holding any meeting of Shareholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Shareholders may be held solely by means of remote communication.

Section 5.4	Notice of Meeting

(a)    A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such meeting (the “Trust’s Notice”), shall be prepared and delivered by the Sponsor not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Shareholder of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by applicable law. Any previously scheduled meeting of the Shareholders may be postponed, and (unless this Agreement otherwise provides) any special meeting of the Shareholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Shareholders.

(b)    The Trust’s Notice to Shareholders shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Shareholder of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Shareholder’s address as it appears in the records of the Trust and shall be deemed given when deposited in the United States mail.

Any Trust’s Notice to Shareholders given by the Trust pursuant to this Section 5.4 shall be effective if given by a form of electronic transmission consented to by the Shareholder to whom the notice is given. Any such consent shall be revocable by the Shareholder by written notice to the Trust and shall also be deemed revoked if (1) the Trust is unable to deliver by electronic transmission two consecutive notices given by the Trust in accordance with such consent, and (2) such inability becomes known to the Secretary of the Sponsor, the Transfer Agent or other person responsible for the giving of notice; provided, that, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Shareholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the Shareholder. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Sponsor that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    In order that the Trust may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than twenty (20) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 5.5	Quorum and Adjournment

Except as otherwise provided by applicable law or by this Agreement, the Shareholders present in person or by proxy holding a majority of the then Outstanding Voting Shares, shall, subject to any applicable Share Designation, constitute a quorum at a meeting of Shareholders. The Chairman or the holders of a majority of the then Outstanding Voting Shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Shareholders present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. If the time, date and place of the reconvened meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Sponsor shall give written notice of the time, date and place of the reconvened meeting not less than twenty (20) days prior to the date of the reconvened meeting.

At the reconvened meeting, the Shareholders may transact any business that might have been transacted at the original meeting. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Shareholder entitled to vote at the meeting.

Section 5.6	Voting

(a)    Subject to the provisions of this Section 5.6 and Section 5.7, the Shareholders shall have the exclusive and absolute right to direct the Regular Trustees with respect to the voting of the Trust on all matters that it, as holder of the Sponsor Interests, is entitled to vote upon under the terms of the Sponsor Agreement or applicable law and the Regular Trustees shall cause the Trust to vote its Sponsor Interests as so directed by the Shareholders.

(b)    When the Trust is required or permitted to vote with respect to the Sponsor Interests, the Sponsor shall prepare and deliver to the Regular Trustees the form of proxy materials to enable the Regular Trustees to solicit from the Shareholders entitled to vote the manner in which such Shareholders desire the Regular Trustees to vote the Sponsor Interest corresponding to their Shares. A Shareholder shall, subject to any applicable Share Designation, be entitled to one vote for each Outstanding Voting Share held by such Shareholder in respect of any matter as to which the Trust as a member of the Sponsor is entitled to vote as provided in the Sponsor Agreement.

(c)    All Sponsor Interests owned by the Trust shall, to the extent practicable under the circumstances, be voted in the same proportion as such Sponsor Interests are directed to be voted by the Shareholders entitled to vote, including for purposes of determining a quorum, in favor of, in opposition to or abstaining from the matter voted upon. If such calculation of votes would require a fractional vote, the Regular Trustees shall vote the next lower number of whole Sponsor Interests.

Section 5.7	Proxies

At all meetings of Shareholders, a Shareholder entitled to vote may vote by proxy as may be permitted by applicable law; provided, that, no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period in accordance with this Agreement. Any proxy to be used at a meeting of Shareholders must be filed with the Secretary of the Sponsor or his or her representative at or before the time of the meeting. A Shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.

Section 5.8	Notice of Shareholder Business and Nominations

(a)    Annual Meetings of Shareholders

(i)    Nominations of individuals for election by the Trust to the Board of Directors, other than the directors appointed by the holder of the Allocation Interests in the Sponsor for so long as the holder of the Allocation Interests in the Sponsor is entitled to appoint directors to the Board of Directors pursuant to the terms of the Sponsor Agreement, and the proposal of business to be considered by Shareholders at an annual meeting of Shareholders, may be made (A) pursuant to the Trust’s Notice of meeting delivered pursuant to Section 5.4 hereof, (B) by or at the direction of the Board of Directors or (C) by any Shareholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in clause (ii) of this Section 5.8(a).

In addition to any other applicable requirements, for a nomination for election of a director of the Sponsor to be made by a Shareholder (other than directors appointed by the holder of the Allocation Interests in the Sponsor) or for business to be properly brought before an annual meeting by a Shareholder, such Shareholder must (A) be a

Shareholder of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 5.8(a) and (2) the record date for the determination of Shareholders entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 5.8(a) to the Secretary.

(ii)    For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to this Section 5.8(a), a Shareholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for Shareholder action. Except to the extent otherwise required by applicable law, to be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Sponsor not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Trust. In the case of the first annual meeting of Shareholders, a Shareholder’s notice shall be timely if it is delivered to the Secretary at the principal executive offices of the Sponsor not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Shareholder’s notice as described in this Section 5.8(a). The number of nominees a Shareholder may nominate for election at the annual meeting (or in the case of a Shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Shareholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

Subject to Section 5.8(a)(i), such Shareholder’s notice (“Shareholder Section 5.8 Director Nomination Notice”) shall set forth as to each individual whom the Shareholder proposes to nominate for election or reelection as a director of the Sponsor: (A) the name, age, business address and residence address of each nominee proposed in such Shareholder Section 5.8 Director Nomination Notice; and (B) the principal occupation or employment of each such nominee; and (C) the class and number of Shares of the Trust that are owned of record and beneficially by each such nominee (if any); and (D) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to Regulation 14A under the Exchange Act; and (E) a written statement and agreement executed by each such nominee acknowledging that such person (i) consents to being named in the Trust’s proxy statement as a nominee and to serving as a director if elected; (ii) intends to serve as a director for the full term for which such person is standing for election; and (iii) makes the following representations: (x) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any assurance to, or made any commitment to, any person or entity as to how such person, if elected as a director of the Sponsor, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Trust or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected, as a director of the Sponsor, with such person’s fiduciary or other duties under applicable law or this Agreement; and (y) that the director nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Trust or the Sponsor with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination for director or service as a director that has not been disclosed to the Trust. The Shareholder Section 5.8 Director Nomination Notice shall also contain the following information with respect to the Shareholder making the director nomination proposal (“Proposing Shareholder”):

(A) the name and address of the Proposing Shareholder as they appear on the Trust’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

(B) the class and number of Shares of the Trust that are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made as of the date of the Proposing Shareholder’s Section 5.8 Director Nomination Notice, and a representation that the Proposing Shareholder will notify the Trust in writing of the class and number of such Shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,

(C) a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder, the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associate, and any others (including the names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the Trust in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(D) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s Section 5.8 Director Nomination Notice by or on behalf of, the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any of their affiliates or associates with respect to Shares of the Trust, and a representation that the Proposing Shareholder will notify the Trust in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,

(E) a representation that the Proposing Shareholder is a holder of record of Shares of the Trust entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

(F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Outstanding Shares required to approve the nomination and/or otherwise to solicit proxies from Shareholders in support of the nomination, and

(G) any other information relating to such Shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Regulation 14A under the Exchange Act.

As to any other business that a Shareholder proposes to bring before the annual meeting, the Shareholder’s notice (“Shareholder Section 5.8 Other Business Notice”) shall set forth:

(A) a brief description of the business desired to be brought before the annual meeting;

(B) the reasons for conducting such business at the annual meeting;

(C) the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend this Agreement, the language of the proposed amendment);

(D) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such proposing Shareholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(E) any other information relating to such proposing Shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(F) a description of all agreements, arrangements, or understandings between or among such proposing Shareholder, the beneficial owner, if any, on whose behalf the proposal is being made, any of their affiliates or associates, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such proposing Shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such proposing Shareholder, beneficial owner, or their affiliates or associates; and

(G) the information with respect to the proposing Shareholder required to be disclosed under the prior paragraph of this Section 5.8(a)(ii) in connection with a Shareholder Section 5.8 Director Nomination Notice.

(b)    Special Meeting of Shareholders

Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s Notice of meeting pursuant to Section 5.4 of this Agreement. Nominations of individuals for election to the Board of Directors by the Trust, other than the directors appointed by the holder of the Allocation Interests in the Sponsor, for so long as the holder of the Allocation Interests is entitled to appoint directors of the Board of Directors pursuant to the terms of the Sponsor Agreement, may be made at a special meeting of Shareholders at which the Shareholders are to direct the Regular Trustees with respect to the Trust’s election of directors pursuant to the Trust’s Notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any Shareholder who is entitled to vote at the meeting who complies with the Shareholder Section 5.8 Director Nomination Notice procedures set forth in this Section 5.8 specifically including Section 5.8(a)(ii).

In addition to any other applicable requirements, for a nomination for election by the Trust of a director to be made by a Shareholder, such Shareholder must (A) be a Shareholder of record on both (1) the date of the delivery of such nomination and (2) the record date for the determination of Shareholders entitled to vote at such special meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 5.8(b) to the Secretary. The number of nominees a Shareholder may nominate for election at a special meeting (or in the case of a Shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Shareholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

In the event the Sponsor, on behalf of the Trust, calls a special meeting of Shareholders entitled to vote for the purpose of their voting to direct the Trust with respect to its electing one or more directors to the Board of Directors, any such Shareholder may nominate such number of individuals for election by the Trust to such position(s) as are specified in the Trust’s Notice of Meeting, if the Shareholder’s notice as required by clause (ii) of Section 5.8(a) of this Agreement shall be delivered to the Secretary at the principal executive offices of the Sponsor not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Shareholder’s notice as described above.

(c)    General

(i)    Only individuals who are nominated in accordance with the procedures set forth in this Section 5.8 shall be eligible to be considered for election by the Trust as directors of the Sponsor at a meeting of Shareholders and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5.8. Except as otherwise provided by applicable law or this Section 5.8, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 5.8 and, if any proposed nomination or business is not in compliance with this Section 5.8, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 5.8, unless otherwise required by law, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual or special meeting of Shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Trust. For purposes of this Section 5.8, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

(ii)     For purposes of this Section 5.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(iii)     Notwithstanding the foregoing provisions of this Section 5.8, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in this Section 5.8. Nothing in this Section 5.8 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 5.9	Procedure for Election of Directors; Voting

The election of directors by the Trust submitted to Shareholders entitled to vote thereon at any meeting shall, subject to any applicable Share Designation, be decided by a plurality of the votes cast thereon. The Regular Trustees shall cause the Trust to vote the corresponding Sponsor Interests in accordance with Section 5.6. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of directors by the Trust submitted to Shareholders entitled to vote thereon at any meeting shall be decided by the affirmative vote of a majority of the then Outstanding Voting Shares present in person or represented by proxy at the meeting of Shareholders and entitled to vote on such matters at such meeting.

Subject to any applicable Share Designation, the vote on any matter at a meeting, including the election of directors by the Trust, shall be by written ballot. Each ballot shall be signed by the Shareholder voting, or by such Shareholder’s proxy, and shall state the number of Shares voted.

Section 5.10	Inspectors of Elections; Opening and Closing the Polls

(a)    The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Sponsor, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Shareholders, the Chairman shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware as if the Trust were a Delaware corporation.

(b)    The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at the meeting.

Section 5.11	Confidential Shareholder Voting

All proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified Shareholder, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Sponsor or Trustee; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Sponsor concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if a Shareholder requests or consents to disclosure of such Shareholder’s vote or writes comments on such Shareholder’s proxy card or ballot.

Section 5.12	Waiver of Notice

Whenever any notice is required to be given to any Shareholder by the terms of this Agreement, a waiver thereof in a writing, signed by the Shareholder or Shareholders entitled to notice, whether such waiver is given before or after the time stated therein, shall be deemed equivalent to the giving of such notice. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Shareholder. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of Shareholders need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting. Notice of any meeting of Shareholders need not be given to any Shareholder if waived by such Shareholder either in a writing signed by such Shareholder or by electronic transmission, whether such waiver is given before or after such meeting is held.

Section 5.13	Remote Communication

For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Shareholders and proxyholders may, by means of remote communication:

(a)    participate in a meeting of Shareholders; and

(b)    to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication;

provided, however, that (i) the Sponsor, on behalf of the Trust, shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder, (ii) the Sponsor, on behalf of the Trust, shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Sponsor, on behalf of the Trust.

Section 5.14	Action by Written Consent

For so long as the Trust remains the sole holder of Sponsor Interests, the Trust shall take any action required or permitted to be taken at any meeting of the members of the Sponsor, by executing a written consent that shall reflect the vote of the Shareholders entitled to vote thereon as required by the terms of this Agreement, without such meeting, without prior notice, and without a vote. Proxy materials completed by the Shareholders entitled to vote thereon evidencing the result of a vote taken at a meeting of such Shareholders with at least the minimum number of votes required to constitute an affirmative vote of the Shareholders entitled to vote thereon under this Agreement shall be delivered to the Sponsor indicating the vote or action being approved or disapproved by such Shareholders with respect to those matters reserved to the Shareholders entitled to vote thereon by this Agreement.

Section 5.15	Inspection of Records

(a)    The Sponsor, on behalf of the Trust, shall keep or shall cause to be kept at its principal executive office books and records of the Trust reasonably deemed appropriate by the Sponsor, specifically including all books and records necessary or essential to provide to the Shareholders any information, lists and copies of documents required to be provided by Section 3819 of the Delaware Statutory Trust Act or by other applicable law. Any books and records maintained by or on behalf of the Trust in the regular course of business, including (without limitation) the records of the Shareholders, books of account and records of Trust proceedings, may be maintained in other than paper form, including on, by means of, or in the form of any information storage device, including on one or more electronic networks or databases (including one or more distributed electronic networks or databases), if such form is capable of conversion into paper form within a reasonable time.

(b)    The Secretary shall make, at least ten (10) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Shareholder and the number of Shares registered in the name of each Shareholder. Subject to Section 3819 of the Delaware Statutory Trust Act, such list shall be open to the examination of any Shareholder, for any proper purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Trust. In the event that the Sponsor determines to make the list available on an electronic network or database pursuant to Section 5.15(a), the Sponsor may take reasonable steps to ensure that such information is available only to Shareholders. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

Subject to Section 3819 of the Delaware Statutory Trust Act, any Shareholder or Beneficial Owner, in person or by attorney or other agent, shall, upon reasonable written demand stating the purpose thereof, have the right during the usual business hours for any proper purpose to inspect, and to make copies and extracts from: (1) the Trust’s Share Register, a list of the Shareholders, and its other books and records or (2) the Sponsor’s books and records; provided, that a Shareholder or Beneficial Owner shall be entitled to inspect or to make copies and extracts from only such books and records that are necessary and essential to achieve the Shareholder’s or Beneficial Owner’s proper purpose; and provided, further, that as of the date of the making of the demand, inspection of such books and records would not constitute a breach of any confidentiality agreement. In every instance where a person purports to be a Beneficial Owner of Shares but who is not the holder of record as identified on the Share Register, the demand shall state such Person’s status as a Beneficial Owner of Shares, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Shareholder or Beneficial Owner of Shares.

ARTICLE VI

RIGHT OF SHAREHOLDERS TO ENFORCE PROVISIONS OF SPONSOR

AGREEMENTS AND BRING DERIVATIVE ACTION

Section 6.1	Right to Institute Legal Proceeding

Pursuant to Section 2.5 of the Sponsor Agreement, Shareholders have certain rights to institute legal proceedings against the Sponsor to enforce the provisions of the Sponsor Agreement.

Section 6.2	Ten Percent (10%) or More Shareholder

Subject to the requirements of Section 3816 of the Delaware Statutory Trust Act and other applicable law, for so long as the Trust remains the sole owner of Sponsor Interests, Shareholders holding at least ten percent (10%) or more of the Common Shares that are Outstanding Shares shall have the right to cause the Trust to institute any legal proceeding for any remedy available to the Trust, as a holder of Sponsor Interests, and, to the extent permitted by applicable law, such Shareholders may direct the time, method and place of conducting any such legal proceeding brought by the Trust.

Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to give to any Person any benefit or any legal or equitable right, remedy or claim under this Agreement.

ARTICLE VII

SHAREHOLDER VOTE REQUIRED IN CONNECTION WITH CERTAIN

BUSINESS COMBINATIONS OR TRANSACTIONS

Section 7.1	Vote Generally Required

(a)    Except as provided in Sections 9.2 and 9.3 and subject to the provisions of Section 7.2 hereof, the Trust shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust, or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of the Trust Property, unless the Sponsor, acting through the Board of Directors, adopts a resolution, by the affirmative vote of at least a majority of the Sponsor’s Board of Directors, approving such action and unless such action shall be approved by the affirmative vote of the holders of a majority of the then Outstanding Voting Shares. The notice of the meeting at which such resolution is to be considered shall so state.

(b)    Notwithstanding any other provision of this Agreement, including Sections 2.4(a), 7.1(a), 7.2 and 10.2 hereof, but subject to the terms of any Share Designation, the Sponsor, acting through the Board of Directors, is permitted, without any consent or approval of Shareholders, (i) to convert the Trust to a corporation, or, for the purpose of causing the Trust to be organized as a corporation, to merge the Trust into or to convey all of the Trust’s assets to a corporation which shall have no assets, liabilities or operations at the time of such merger or conveyance other than those it receives from the Trust or those arising from its incorporation, (ii) to convert or exchange the Shares into or for shares of stock of one or more classes in such corporation, and (iii) to adopt a certificate of incorporation and bylaws for such corporation with terms that provide the Shareholders and the holder of the Allocation Interests in the Sponsor with substantially similar rights and obligations as this Agreement and the Sponsor Agreement (including to reflect the election of directors of such corporation directly by the stockholders of such corporation rather than through this Agreement and the Sponsor Agreement), with any such alterations thereto as are required by the laws governing such corporation or are determined by the Sponsor, acting through the Board of Directors, to be in the best interests of the Trust and the Shareholders.

Section 7.2	Vote for Business Combinations

The affirmative vote of the holders of record of Outstanding Voting Shares representing at least sixty-six and two-thirds percent (66 2/3%) of the then Outstanding Voting Shares (excluding Shares held by an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

Section 7.3	Power of Continuing Directors

The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of Shares beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another and (d) the Fair Market Value of the Shares, the Sponsor Interests or any equity securities of any Subsidiary thereof; and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VII.

Section 7.4	No Effect on Fiduciary Obligations

Nothing contained in this Article VII shall be construed to relieve the directors of the Board of Directors or an Interested Shareholder from any fiduciary obligation imposed by applicable law.

ARTICLE VIII

THE TRUSTEES

Section 8.1	Certain Duties and Responsibilities

(a)    In addition to the duties and responsibilities provided for herein, the Regular Trustees shall have the following exclusive duties:

(i)    to negotiate, execute and deliver the Sponsor Agreement or any amendment thereto on behalf of the Trust (which may be executed by any one Regular Trustee);

(ii)    to maintain bank accounts, brokerage accounts and other custody accounts that receive Trust income and receipts from which Trust expenditures and distributions are disbursed;

(iii)    to maintain the Trust Property;

(iv)    to maintain Trust records;

(v)    to maintain an office for Trust business;

(vi)    to originate, facilitate and review Trust reports and other Trust communications;

(vii)    to execute documents and authorize Trust account transactions;

(viii)    to retain accountants, attorneys, agents and other advisors in connection with its duties under this Agreement;

(ix)    to file reports and returns on behalf of the Trust with government agencies to the extent required by applicable law and as specifically directed in writing by the Sponsor; and

(x)    to perform such other actions as are necessary to effect any of the foregoing duties.

(b)    The duties and responsibilities of the Trustees shall be as provided by this Agreement. Except as provided in Section 2.8 or other express provisions hereof, the Sponsor and the Trustees hereby acknowledge and agree that the Trustees are authorized, directed and instructed to act as specifically authorized in writing by the Sponsor.

Any written instructions, notwithstanding any error in the transmission thereof or that such instructions may not be genuine, shall, as against the Sponsor and in favor of the Trustees, be conclusively deemed to be valid instructions from the Sponsor to the Trustees for the purposes of this Agreement, if believed in good faith by the Trustees to be genuine and if not otherwise insufficient on the face of such written instructions; provided, however, that a Trustee in its discretion may decline to act upon any instructions where they are not received by such Trustee in sufficient time for such Trustee to act upon or in accordance with such instructions, where such Trustee has reasonable grounds for concluding that the same have not been accurately transmitted or are not genuine or where such Trustee believes in good faith that complying with such instructions is contrary to applicable law or might subject such Trustee to any liability. If a Trustee declines to act upon any instructions for any reason set out in the preceding sentence, it shall notify (and provide reasonable detail to) the Sponsor and the other Trustees in writing forthwith after it so declines. In addition, the Delaware Trustee shall not be required to take or refrain from taking any action if the Trustee shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Agreement, any other document to which the Trust is a party or otherwise contrary to law.

(c)    The Trustees shall not be liable for any act or omission in the course of or connected with their performance hereunder, except only that each Trustee shall be subject to liability and assume the entire responsibility for direct damages suffered by the Sponsor or any other Person occasioned by such Trustee’s own gross negligence or willful misconduct or the gross negligence or willful misconduct of any of such Trustee’s directors, officers or employees in the rendering of its performance hereunder, as determined by a court of competent jurisdiction.

(d)    The Trustees shall incur no liability to anyone in acting upon any document, including any certified items referenced herein, reasonably believed by them to be genuine (which is not insufficient on its face) and to have been signed by the proper Person or Persons, including (i) written instructions from the Sponsor, and (ii) a certified copy of a resolution of the Board of Directors or other governing body of any corporate party, which shall be conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate, if relied upon by the Trustees in good faith, shall constitute full protection to the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon.

In no event shall the Trustees be liable to any Persons for (A) acting in accordance with instructions from the Sponsor, (B) any damages in the nature of special, indirect or consequential damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of such Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided to the Trustees by third parties or (C) the acts or omissions of their nominees, correspondents, designees, agents or subagents appointed by them in good faith.

(e)    In the event that the Trustees are unsure of the course of action to be taken by them hereunder, the Trustees may request instructions from the Sponsor as to such course of action to be taken. In the event that no instructions are provided within the time requested by the Trustees, they shall have no duty or liability for their failure to take any action or for any action they take in good faith and in accordance with the terms hereof.

(f)     In the exercise or administration of the trusts hereunder, the Delaware Trustee may, at the expense of the Trust, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts. For the avoidance of doubt, the Delaware Trustee shall have no responsibility for any tax matters relating to the Trust.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding against the Delaware Trustee arising out of or relating to this Trust Agreement or the transactions contemplated hereby.

Section 8.2	Not Responsible for Recitals or Issuance of Shares

The recitals contained herein and in the Share Certificates shall not be taken as the statements of the Trustees, and the Trustees do not assume any responsibility for their correctness.

Section 8.3	May Hold Shares

Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Shares and may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 8.4	Compensation; Indemnity; Fees

The Sponsor agrees:

(a)    to pay the Delaware Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time in writing (which compensation shall not be limited by any provision of applicable law in regard to the compensation of a trustee of an express trust);

(b)    except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the

Trustees in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents, counsel and experts), except any such expense, disbursement or advance determined by a court of competent jurisdiction to have been caused by its own gross negligence or willful misconduct; and

(c)    to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Trustees, (ii) any officer, director, shareholder, employee, representative or agent of the Trustees, (iii) any employee or agent of the Trust, and (iv) the “tax matters partner” and the “partnership representative” (each as used and defined in Section 2.11(d) hereof) (collectively, the “Indemnified Person”) from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage, liability, tax, penalty, expense or claim of any kind or nature incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

Section 8.5	Delaware Trustee Required; Eligibility of Trustees

(a)    There shall at all times be a Delaware Trustee hereunder with respect to the Shares. The Delaware Trustee shall be either (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee with respect to the Shares shall cease to be eligible in accordance with the provisions of this Section 8.5, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

(b)    There shall at all times be at least one Regular Trustee hereunder with respect to the Shares. The Regular Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

Section 8.6	Resignation and Removal; Appointment of Successor

(a)    Subject to Sections 8.6(b) and 8.6(c), any Trustee (the “Relevant Trustee”) may be appointed or removed without cause upon thirty (30) days prior notice to such Trustee by the Sponsor.

(b)    The Trustee that acts as Delaware Trustee shall not be removed in accordance with Section 8.6(a) until a successor possessing the qualifications to act as Delaware Trustee under Section 8.5 (a “Successor Delaware Trustee”) has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the removed Delaware Trustee.

(c)    A Trustee appointed to office shall hold office until his, her or its successor shall have been appointed or until his, her or its death, removal, resignation, dissolution or liquidation.

Any Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing with thirty (30) days notice signed by the Trustee and delivered to the Sponsor and the Trust, which resignation shall take effect upon such later date as is specified therein; provided, however, that no such resignation of the Trustee that acts as the Delaware Trustee shall be effective until a Successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such Successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

(d)     If no Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 8.6 within sixty (60) days after delivery pursuant to this Section 8.6 of an instrument of resignation or removal, the Delaware Trustee resigning or being removed, as applicable, may petition, at the expense of the Sponsor, any court of competent jurisdiction for appointment of a Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Delaware Trustee.

(e)     No Delaware Trustee shall be liable for the acts or omissions to act of any Successor Delaware Trustee, as the case may be.

(f)    Notwithstanding the foregoing or any other provision of this Agreement, in the event a Regular Trustee or a Delaware Trustee who is a natural person dies or becomes, solely in the opinion of the Sponsor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Sponsor (with the successor in each case being a Person who satisfies the eligibility requirement for the Regular Trustee or the Delaware Trustee, as the case may be, set forth in Section 8.5).

(g)    The indemnity provided to a Trustee under Section 8.4 shall survive any Trustee’s resignation or removal and the termination of this Agreement.

Section 8.7	Acceptance of Appointment by Successor

(a)     In case of the appointment hereunder of a Successor Trustee, such Successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Trustee; provided, that on the request of the Sponsor or the Successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such Successor Trustee all the rights and powers of the retiring Trustee.

(b)     No Successor Trustee shall accept its appointment unless at the time of such acceptance such Successor Trustee shall be qualified and eligible under this Article VIII.

Section 8.8	Merger, Conversion, Consolidation or Succession to Business

Any Person into which the Delaware Trustee or the Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder; provided, such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.9	Number of Trustees

(a)    The number of Trustees shall be three; provided, that the Sponsor may increase or decrease the number of Regular Trustees, subject to Section 8.5.

(b)    If a Trustee ceases to hold office for any reason and the number of Regular Trustees is not reduced pursuant to Section 8.9(a), or if the number of Trustees is increased pursuant to Section 8.9(a), a vacancy shall occur. The vacancy shall be filled by a Successor Trustee appointed in accordance with Section 8.6.

(c)    The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust.

Section 8.10	Delegation of Power

(a)    Any Regular Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.9.

(b)    The Regular Trustees shall have power to delegate from time to time to such of their number or to the Sponsor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Regular Trustees or otherwise as the Regular Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

Section 8.11	Resignation and Appointment of Regular Trustees

(a)    The Regular Trustees shall be Elias J. Sabo and Ryan J. Faulkingham, each an individual and his successor shall be appointed by the Sponsor. Upon the resignation or removal of either individual, the Sponsor shall appoint a successor Regular Trustee.

(b)    Whenever a vacancy in the number of Regular Trustees shall occur, until such vacancy is filled by the appointment of a Regular Trustee in accordance with this Section 8.11 or Section 8.6, the Regular Trustee(s) in office, if any, regardless of their number (and not withstanding any other provision of this Agreement), shall have all the powers granted to the Regular Trustee and shall discharge all the duties imposed upon the Regular Trustee by this Agreement.

ARTICLE IX

TERMINATION AND DISSOLUTION

Section 9.1	Termination or Dissolution

Unless terminated as provided herein, the Trust shall continue without limitation of time. If an Early Termination Event specified in Section 9.4 occurs, the Trust shall be dissolved, and, subject to Section 3808(e) of the Delaware Statutory Trust Act, one Sponsor Interest of the corresponding class and series of Shares shall be distributed to each Shareholder in exchange for each Corresponding Share then outstanding.

Section 9.2	Circumstances Under Which Shares Shall Be Voluntarily Exchanged for Sponsor Interests

In the event that the Sponsor, acting through the Board of Directors, determines that the existence of the Trust results, or is reasonably likely to result, in a material tax detriment to the Trust, Shareholders, the Sponsor or any member of the Sponsor, the Sponsor, acting through the Board of Directors (a) shall declare a record date and deliver a mandatory instruction to the Regular Trustees, together with any opinions of counsel or officers’ certificates of the Sponsor as the Regular Trustees may reasonably request, directing the Regular Trustees to, subject to Section 3808(e) of the Delaware Statutory Trust Act, (i) deliver one Sponsor Interest of the corresponding class and series of Shares to each Shareholder in exchange for each Corresponding Share then outstanding (the “Voluntary Exchange”) and (ii) dissolve the Trust and (b) shall deliver to the Transfer Agent notice of such Voluntary Exchange and shall cause the Transfer Agent to mail a copy of such notice to the Shareholders at least thirty (30) days prior to the Voluntary Exchange. Simultaneously with the completion of such Voluntary Exchange, each Shareholder immediately prior to the completion of the Voluntary Exchange shall be admitted to the Sponsor as a member in respect of a number of Sponsor Interests previously held by the Trust equal in number to the Outstanding Shares previously held by such Shareholder and each such member shall be issued a certificate evidencing the same, in accordance with the provisions of the Sponsor Agreement. Immediately thereafter, the Trust shall be deemed withdrawn from the Sponsor as a member in respect of such Sponsor Interest(s), and the Trust shall tender its certificates evidencing Sponsor Interests to the Transfer Agent or Sponsor for cancellation.

Section 9.3	Circumstances Under Which Shares Shall Be Mandatorily Exchanged for Sponsor Interests

If at any time one Person is the Beneficial Owner of more than ninety percent (90%) of the then Outstanding Voting Shares (the “Acquirer”), such Acquirer shall then have the right to direct the Sponsor, acting through the Board of Directors, to (i) declare a record date and deliver a mandatory instruction to the Regular Trustees, together with any opinions of counsel or officers’ certificates of the Sponsor as the Regular Trustees may reasonably request, directing the Regular Trustees to, subject to Section 3808(e) of the Delaware Statutory Trust Act, (A) deliver one Sponsor Interest of the corresponding class and series of Shares to each Shareholder, including the Acquirer, in exchange for each Corresponding Share then outstanding (the “Acquisition Exchange”) and (B) dissolve the Trust and (ii) deliver to the Transfer Agent notice of such Acquisition Exchange and cause the Transfer Agent to mail a copy of such notice to Shareholders at least thirty (30) days prior to the Acquisition Exchange. Simultaneously with the completion of such Acquisition Exchange, each Shareholder immediately prior to the completion of the Acquisition Exchange shall, pursuant to the terms of the Sponsor Agreement, be admitted to the Sponsor as a member in respect of a number of Sponsor Interests previously held by the Trust equal in number to the Outstanding Shares previously held by such Shareholder and each such member shall be issued a certificate evidencing the same, in accordance with the provisions of the Sponsor Agreement. Immediately thereafter, the Trust shall be deemed withdrawn from the Sponsor as a member in respect of such Sponsor Interest(s), and the Trust shall tender its certificates evidencing Sponsor Interests to the Transfer Agent or Sponsor for cancellation.

Section 9.4	Early Termination

The Trust shall dissolve upon the first to occur of any of the following events (each an “Early Termination Event”):

(a)    the occurrence of a Voluntary Exchange pursuant to Section 9.2 or an Acquisition Exchange pursuant to Section 9.3;

(b)    the filing of a Certificate of Cancellation or its equivalent with respect to the Sponsor or the failure of the Sponsor to revive its charter within ten (10) days following the revocation of the Sponsor’s charter;

(c)    the entry of a decree of judicial dissolution by a court of competent jurisdiction of the Sponsor or the Trust; or

(d)    receipt by the Regular Trustees of written notice from the Sponsor at any time (which notice is optional and wholly within the discretion of the Sponsor) of its determination to dissolve the Trust and distribute the Sponsor Interests in exchange for the Shares.

As soon as is practicable after the occurrence of any event referred to above, the Regular Trustees shall notify the Delaware Trustee and then shall wind-up the Trust pursuant to Section 3808(e) of the Delaware Statutory Trust Act and any one of the Regular Trustee and the Delaware Trustee shall execute and file a Certificate of Cancellation with the Secretary of State of the State of Delaware.

Section 9.5	Termination of Obligations

The respective obligations and responsibilities of the Trustees and the Trust continued hereby shall terminate upon the latest to occur of the following:

(a)    the payment of all expenses owed by the Trust pursuant to Section 3808 of the Delaware Statutory Trust Act;

(b)    the discharge of all administrative duties of the Regular Trustees; and

(c)    the filing of a Certificate of Cancellation canceling the Trust’s Certificate of Trust with the Secretary of State of the State of Delaware by the Delaware Trustee and one of the Regular Trustees.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1	Limitation of Rights of Shareholders

The death or incapacity of any person having an interest, beneficial or otherwise, in Shares shall not operate to terminate this Agreement, nor entitle the legal representatives or heirs of such person or any Shareholder for such person to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.2	Amendment

This Agreement may be amended, revised, supplemented or otherwise modified, and the provisions hereof may be waived, from time to time by the Sponsor, acting through the Board of Directors, and by the Regular Trustees at the direction of the Sponsor, acting through the Board of Directors without the vote of any Shareholder or the Delaware Trustee; provided, however, that no such modification shall alter the rights, powers or immunities of the Delaware Trustee without its written consent; provided, further, that, subject to Section 2.4(b)(ii), the Sponsor shall not, and no Trustee shall, without the affirmative vote of a majority of the then Outstanding Voting Shares present in person or represented by proxy at a meeting of the Shareholders entitled to vote thereon (i) enter into or consent to any such modification or waiver of the provisions of this Agreement which would cause the Trust to fail or cease to qualify for the exemption from the status of an “investment company” under the 1940 Act, (ii) cause the Trust to issue a class of common equity securities other than the Common Shares (it being understood that a separate series of the Common Shares shall not constitute a different class of equity security from the Common Shares) or issue any debt securities or any derivative securities or amend the provision of Section 2.4 of this Agreement prohibiting such issuance, (iii) enter into or consent to any such modification or waiver of the provisions of this Agreement that would affect the exclusive and absolute right of the Shareholders entitled to vote to direct the voting of the Trust, as a member of the Sponsor, pursuant to Section 5.6 of this Agreement, with respect to all matters reserved for the vote of members of the Sponsor pursuant to the provisions of the Sponsor Agreement or (iv) subject to Section 7.1(b), effect the merger or consolidation of the Trust, effect the sale, lease or exchange of all or substantially all of the Trust Property and, subject to Section 7.2 hereof, certain other Business Combinations or transactions; provided, further, that, subject to Section 2.4(b)(ii), Section 2.4, Section 3.1 and this Section 10.2 of this Agreement may not be so modified without the affirmative vote of a majority of the then Outstanding Voting Shares present in person or represented by proxy at a meeting of Shareholders entitled to vote.

Section 10.3	Separability

In case any provision in this Agreement or in the Share Certificates or the application of such provision to any person or circumstance, shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Trust Agreement or in the Shares Certificates or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not in any way be affected or impaired thereby.

Section 10.4	Specific Performance

The Sponsor and the Trustees agree that each party to this Agreement would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching party may be entitled, at law or in equity, each nonbreaching party shall be entitled to seek injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

Section 10.5	Governing Law; Jurisdiction and Venue

(a)    This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (COMMON OR STATUTORY) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS (OTHER THAN THE DELAWARE STATUTORY TRUST ACT) THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING

TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT ARE INCONSISTENT WITH THE LIMITATIONS OR AUTHORITIES AND POWERS OF THE TRUSTEES HEREUNDER AS SET FORTH OR REFERENCED IN THIS AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

(b)    The Sponsor, the Trustees, each Shareholder and each Person beneficially owning an interest in Shares of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), and each other Person bound by this Agreement, to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, this Agreement or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Agreement, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Sponsor, the Shareholders or the Trustees, or of the Sponsor or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act or the Agreement relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof, provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. This provision will not apply to claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Trust shall be deemed to have notice of and consented to the provisions of this Section 10.5(b).

(c)    Unless the Trust consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in Shares of the Trust shall be deemed to have notice of and consented to the provisions of this Section 10.5(c).

Section 10.6	Successors

This Agreement shall be binding upon and shall inure to the benefit of any successor to the Sponsor, the Trust or the Relevant Trustee, including any successor by operation of law.

Section 10.7	Headings

The Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 10.8	Communications, Notices and Demands

(a)    Subject to Sections 5.4 and 5.8, any communications, notices or payment demands which are required or permitted to be given or served to or upon any Shareholder or the Sponsor by any provision of this Agreement shall be in writing and delivered personally, or, when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Shareholders:

If to the Shareholder, to such Shareholder as such Shareholder’s name and address may appear in the Share Register.

If to the Sponsor, to:

Compass Group Diversified Holdings LLC

301 Riverside Avenue, Second Floor

Westport, CT 06880

Attention: Elias J. Sabo

Facsimile No.: 203-221-8253

With a copy to:

Squire Patton Boggs (US) LLP

201 East Fourth Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Stephen C. Mahon

Facsimile No. 513-361-1201

And a copy to:

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

Attention: Mark V. Purpura

Facsimile No.: (302) 651-7701

or to such other address as such Person may from time to time specify by notice to the other parties hereto. Such communication, notice or demand to or upon a Shareholder shall be deemed to have been sufficiently given, or made, for all purposes, upon hand delivery, mailing or transmission.

(b)    Any notice, demand or other communication which by any provision of this Agreement is required or permitted to be given or served to or upon the Trust, the Delaware Trustee or the Regular Trustees shall be given in writing (which may be by facsimile transmission) addressed (until another address is published by the Trust) as follows: (a) with respect to the Delaware Trustee, to BNY Mellon Trust of Delaware, 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, and (b) with respect to each of the Regular Trustees, to him at the address for notices to the Sponsor, marked “Attention: Elias J. Sabo” or “Attention: Ryan J. Faulkingham.” Such notice, demand or other communication to or upon the Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust.

Section 10.9	Counterpart Execution

This Agreement may be executed in any number of counterparts with the same effect as if all of the Parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[signatures on following page]

IN WITNESS WHEREOF, the Sponsor, by its officer hereunto duly authorized, the Delaware Trustee, by its officer hereunto duly authorized, and the Regular Trustees have caused this Third Amended and Restated Trust Agreement to be duly executed, as of the day and year first above written.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC, as Sponsor

By:	/s/ Elias J. Sabo
Name:	Elias J. Sabo
Title:	Chief Executive Officer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

/s/ Elias J. Sabo
Name:	Elias J. Sabo, as Regular Trustee

/s/ Ryan J. Faulkingham
Name:	Ryan J. Faulkingham, as Regular Trustee

[Signature Page to Trust Agreement]

EXHIBIT A - FORM OF SHARE CERTIFICATE

SPECIMEN

Number Series	Shares

CREATED UNDER THE LAWS

OF

THE STATE OF DELAWARE

COMPASS DIVERSIFIED HOLDINGS

This Certifies that                     is the owner of Shares of Compass Diversified Holdings, a Delaware statutory trust (the “Trust”) with such rights and privileges as are set forth in the Third Amended and Restated Trust Agreement of the Trust dated as of August 3, 2021 (the “Trust Agreement”), as it may be amended from time to time.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NEITHER THE SHARES REPRESENTED BY THIS CERTIFICATE NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR FOR WHICH SUCH REGISTRATION IS OTHERWISE NOT REQUIRED AND (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE ACTS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACTS OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE TRUST’S SHARES WILL BE FURNISHED BY THE TRUST TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

IN WITNESS WHEREOF, said Trust has caused this Certificate to be signed by its Regular Trustee this         day of            , A.D.     .

COMPASS DIVERSIFIED HOLDINGS

By:
Name:
Title:	Regular Trustee